UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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☐      Preliminary Proxy Statement
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☐      Definitive Proxy Statement
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☑      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplement A — D01 Example
Merger Benefits & Compensation Summary Sheet
For Director-Level

Benefits:	From now until closing, the current benefit plans and compensation programs will continue in the normal course (however, BellSouth maintains the right to modify or terminate any of these programs in accordance with their terms).

At closing, AT&T has agreed to continue the same aggregate level of compensation and benefits (under plans in effect on March 4, 2006) for former BellSouth employees until the later of 1 year following closing or 12/31/07.

Bonuses:	2006 — Current terms apply and will be paid in accordance with current bonus program.

2007 — If closing has not occurred by 3/1/07, BellSouth has option to set annual bonuses for

$19,550	2007 and also may determine achievement prior to closing so that a pro-rata portion of the bonus would be based on BellSouth performance (through closing).

Performance
Shares: $48,100	At closing, performance shares will vest and payout pro-rata based on actual achievement of performance goals. Remaining performance shares will be forfeited. Payments will be made by AT&T as soon as administratively practicable following the closing.

Within 60 days following closing, AT&T will grant replacement performance shares (with new performance measures) in an amount approximately equal to the value of the performance shares forfeited at closing.

Severance:	For 2 years following the closing, because AT&T has no obligation to maintain employment of any particular employee, AT&T will maintain a severance plan with the following terms. Upon a qualifying termination:

$172,500	· Severance pay — 7% of base pay per year of service (minimum 50% and maximum 150%).

$3,258	· Bonus for year of termination — pro-rated at target

· Health benefits — rule of 65 retiree medical and 6 months paid COBRA for others

$67,771	· Restricted Stock and Restricted Stock Units — fully vest as of date of termination

$22,268	· Performance Shares — replacement AT&T performance shares fully vest as of date of termination and are paid out based on actual performance at end of performance period

· Telephone concession — rule of 65 telephone concession

· Outplacement
$265,798
Note: A “qualifying termination” is a termination by AT&T of an employee’s employment without cause or a termination by the employee with good reason (as those terms are defined in the applicable plan(s) or agreement(s)). Employees must give AT&T prompt notice of an event constituting good reason.

Overview Only — eligibility and benefits are controlled by the terms of the official Plan documents and Summary Plan Descriptions for the applicable severance plans, severance agreements, merger agreement and underlying benefit plans and programs.

NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained for free from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s preliminary proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on February 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.
NOTE: This document only summarizes benefits and other employee programs, and individual situations may vary. For full details, including eligibility, you should consult the summary plan descriptions, summaries of material modifications or the official plan documents. If a benefit program or policy does not have an SPD or SMM, you should consult the company policy or guideline. In all cases, the official plan documents and company policies govern and are the final authority on the terms of the plans and programs. The Company reserves the right to terminate or amend any and all benefits plans and programs. Participation in a benefit plan or program is neither a contract nor a guarantee of future employment.

Supplement B — D01 Example
Merger Benefits and Compensation Summary Sheet
For Directors

Understanding Individual Compensation Values			ESTIMATES / WORKSHEET ONLY
The following example illustrates how different compensation components would be impacted by the anticipated merger. This example is based on the following assumptions:			This information, and the estimates and projections included, are intended only to provide an example of compensation amounts to which someone at your job grade may become entitled under
Job Grade Equivalent: Base Salary: Completed Years of Service: Retirement Eligibility: Assumed Close Date: Involuntary Separation Date:	D01 $115,000 22 Rule of 65 12/31/2006 2/28/2007	NOTE: This document only summarizes benefits and other employee programs, and individual situations may vary. For full details, including eligibility, you should consult the summary plan descriptions, summaries of material modifications or the official plan documents. If a benefit program or policy does not have an SPD or SMM, you should consult the company policy or guideline. In all cases, the official plan documents and company policies govern and are the final authority on the terms of the plans and programs. The AT&T & BellSouth companies, respectively, reserve the right to terminate or amend any and all benefits plans and programs. Participation in a benefit plan or program is neither a contract nor a guarantee of future employment.	a given set of assumptions. Actual eligibility for and compensation amounts payable to you will be determined in accordance with the terms of the various underlying compensation programs and grant agreements applicable to you. This worksheet is not, nor is it intended to be, a governing document with respect to any of the compensation programs discussed or described. Every effort has been made to ensure the accuracy of the calculations provided; however, in the event of a discrepancy between this document and the governing documents, the governing documents will control in all circumstances. The actual amounts payable to you, if any, will be determined in accordance with the governing documents and will be calculated at the time of separation from employment or when such benefits are otherwise payable, whichever is appropriate.

2006 Bonus (Paid in 2007)

Base Salary	X	Target Bonus	=	Target Bonus	X	Company Performance	X	Personal Performance	=	Bonus Payout

$115,000		17%		$19,550		100%		100%		$19,550

Performance Share Awards (Paid At Closing)
Individual performance share award grant levels are posted at Benefits@Your Fingertips, on the Your Total Rewards site

Performance Period	Performance Measure	Performance Shares Granted	X	Final Performance Factor[1]	=	Earned Shares	X	BellSouth Stock Price[2]	+	Dividend per Earned Share	X	Earned Portion of Award at Closing	=	Award Payment	Forfeited Award

2004-2006 2004-2006	TSR ROIC	350 350		70% 100%		245 350		$34.28 $34.28		$3.44 $3.44		100% 100%		$9,241 $13,202	$ 0 $ 0

Performance Period	Performance Measure	Performance Shares Granted	X	Final Performance Factor[1]	=	Earned Shares	X	BellSouth Stock Price[2]	+	Dividend per Earned Share	X	Earned Portion of Award at Closing	=	Award Payment	Forfeited Award

2005-2007 2005-2007	TSR ROIC	350 350		120% 100%		420 350		$34.28 $34.28		$3.44 $3.44		67% 67%		$10,562 $8,801	$5,281 $4,401

Performance Period	Performance Measure	Performance Shares Granted	X	Final Performance Factor[1]	=	Earned Shares	X	BellSouth Stock Price[2]	+	Dividend per Earned Share	X	Earned Portion of Award at Closing	=	Award Payment	Forfeited Award

2006-2008 2006-2008	TSR ROIC	250 250		100% 100%		250 250		$34.28 $34.28		$3.48 $3.48		33% 33%		$3,147 $3,147 $48,100[3]	$6,293 $6,293 $22,268[4]
1

[1]	Actual performance as of 12/31/05;

[2]	Closing price as of 3/22/06, actual price will be as defined in grant agreement;

[3]	The earned portion of each award is paid in cash after closing.

[4]	For performance share value that is forfeited, AT&T will grant replacement performance shares equal to approximately the forfeited value. These AT&T performance shares are fully earned upon qualifying termination and will be paid out at the end of the performance period;

[5]	AT&T closing price as of 3/22/06, actual price will be defined in grant agreement.

Supplement B — D01 Example
Merger Benefits and Compensation Summary Sheet
For Directors

Severance (only applicable upon qualifying involuntary termination within the two year period following closing)

Years of Completed Service	X	7%	=	Minimum = 50% Maximum = 150%	X	Base Salary	=	Severance Payment

22		7%		150%		$115,000		$172,500

2007 Bonus (Normally payable in 2008)

Base Salary	X	Target Bonus	Target Bonus	X	Company Performance	X	Personal Performance	=	Bonus	X	Earned Portion of Bonus at Separation	=	Prorated Bonus Payment

$115,000		17%	$19,550		100%		100%		$19,550		17%		$3,258

Unvested Restricted Stock

Grant Year	Unvested Shares/Units	X	Conversion to AT&T Shares	=	Total AT&T Shares	X	Estimated AT&T Stock Price[5]	Estimated Value

2004	700		1.325		928		$26.92	$24,968
2005	700		1.325		928		$26.92	$24,968
2006	500		1.325		663		$26.92	$17,835

	1,900				2,518			$67,771

Total Severance Value — Includes the sum of Severance Pay, 2007 prorated Bonus, Restricted Stock and Forfeited Performance ShareValue $265,798
This illustration does not include any value for SERP, Deferred Compensation, Supplemental Life, Telephone Concession or Outplacement.

NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained for free from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s preliminary proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on February 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.